UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Virtusa Corporation

(Name of Registrant as Specified In Its Charter)
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On September 10, 2020, Virtusa Corporation (the “Company”) delivered the communication below to its employees regarding the proposed acquisition of the Company by Austin HoldCo Inc., a Delaware Corporation and entity wholly owned by funds affiliated with Baring Private Equity Asia (“Parent”), and proposed merger of the Company with Austin BidCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated September 9, 2020, by and among the Company, Parent and Sub.

From: Kris Canekeratne, Chairman & CEO

Subject: Virtusa to join Baring Private Equity Asia (BPEA)

Dear Virtusans,

I’m writing today with exciting news about the next step in Virtusa’s journey.

Moments ago, we announced that we have entered into a definitive merger agreement with Baring Private Equity Asia (BPEA), one of the largest and most established private alternative investment firms in Asia. Under the terms of the agreement, BPEA will acquire all outstanding shares of common stock of Virtusa for $51.35 per share in an all-cash transaction valued at approximately $2.0 billion. A copy of the press release we issued is attached.

BPEA works hand-in-hand with its portfolio companies, providing tremendous resources for investment in order to grow their businesses for the long-term. Virtusa is a natural fit as part of the BPEA portfolio of companies given BPEA’s relevant and value-enhancing experience in the IT services space through six prior investments dating back to 1998.

Together with BPEA, we will continue our strategic evolution and take our business to new heights at a time of accelerating digital adoption. In addition to delivering immediate and substantial cash value to our shareholders, this transaction enables us to partner with an organization that has an exemplary track record of valuing innovative and talented global teams like ours, as well as supporting and empowering the businesses in which it invests. We believe firmly this is a win-win for our company and our team, as well as all of the clients we serve.

As far as next steps, we expect the transaction to close in the first half of 2021, at which time we will become a privately held company and our stock will no longer trade on the Nasdaq stock exchange. Until then, we remain an independent, publicly traded business and our strategic priorities remain squarely in focus. As I’ve said in the past, our accomplishments in this challenging year – including today’s announcement – would not have been possible without your amazing dedication. Let us keep that focus and momentum as we charge ahead.

We understand that you will have questions about what this announcement means for you. We want to emphasize that we will remain a standalone company until the transaction closes, and will have plenty of time to answer your questions. Looking ahead, we will provide an outlet for you to submit your questions. We will also be holding a virtual town hall later today, where I will take you through the announcement and what to expect in more detail. I hope you’ll join! In the meantime, I have attached a list of frequently asked questions to help answer some of your initial questions.

Should you receive any inquiries about the transaction from the media, investors, clients or other third parties, consistent with our protocol, please do not respond, and instead direct them to Danielle Panichi (dpanichi@virtusa.com).

Thanks again for all of your contributions to Virtusa, I am looking so forward to moving into this next phase alongside each of you.

Best,

Kris

Team Virtusa

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.virtusa.com or by contacting the Company’s Investor Relations contact at InvestorRelations@virtusa.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended March 31, 2020, which was filed with the SEC on May 28, 2020 and was subsequently amended on July 29, 2020, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 17, 2020 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

1)	What did Virtusa announce?

•	We announced that we have entered into a definitive merger agreement with Baring Private Equity Asia (BPEA), one of the largest and most established private alternative investment firms in Asia, under which funds affiliated with BPEA will acquire all outstanding shares of common stock of Virtusa for $51.35 per share in an all-cash transaction valued at approximately $2.0 billion.

•	The transaction, which was unanimously approved by the Virtusa Board of Directors, represents a premium of approximately 27 percent to the closing price of Virtusa common stock on September 9, 2020.

•	This transaction represents an exciting strategic evolution for Virtusa and a unique opportunity to take the business to new heights at a time of accelerating digital adoption.

•	BPEA has an exemplary track record of valuing innovative and talented global teams, as well as supporting and empowering the businesses in which it invests. We expect our employees to have significant growth opportunities as part of BPEA.

2)	Who is BPEA? Why is BPEA acquiring Virtusa?

•	BPEA is one of the largest independent private equity firms in Asia with approximately $20 billion of assets under management.

•	BPEA works hand-in-hand with its portfolio companies, providing tremendous resources for investment in order to grow their businesses for the long-term.

•	The firm brings directly relevant and value-enhancing experience in the IT services space through six prior investments dating back to 1998.

•	The firm was drawn to Virtusa because of our leadership position as an end-to-end provider of IT solutions, and particularly our expertise in digital and cloud transformation.

•	Together with BPEA, we will continue our strategic evolution and take our business to new heights at a time of accelerating digital adoption.

3)	Why is this good for Virtusa? How does this fit into or alter the Company’s strategy?

•	This is a strategic evolution for Virtusa and a unique opportunity to take the business to new heights at a time of accelerating digital adoption.

•	BPEA is a highly respected private equity firm with extensive investment experience in the IT services industry. By joining together with BPEA, we will have more strategic flexibility as a privately held company while obtaining access to resources that will allow us to continue executing on our proven strategy.

•	From a financial perspective, the transaction maximizes value and delivers a significant, immediate cash premium for our shareholders.

4)	What does this transaction mean for me? What can I expect between now and closing?

•	We believe this transaction is a positive outcome for Virtusa that will create meaningful opportunities for our long-term growth trajectory.

•	We are confident that BPEA is the right partner to help expand our reach and take the business to the next level.

•	Until the transaction closes, which we expect to occur in the first half of 2021, subject to the approval of Virtusa’s shareholders, customary regulatory requirements and customary closing conditions, we will continue to operate as an independent company, and it remains business as usual at Virtusa.

•	We will keep you updated as we move through this process.

5)	What will happen to employees’ benefits and compensation?

•	We do not expect changes to our benefits and compensation programs between signing and closing of the transaction.

•	We are committed to keeping you informed and will provide additional information as details are worked out.

6)	How will this combination affect Virtusa employees and our management team? Will my title change?

•	This transaction is premised on growth and taking Virtusa’s business to the next level. Virtusa’s management team will continue running the business following the close of the transaction.

•	Keep in mind that while this transaction will bring about a change in ownership, it does not change who we are and how we operate. Regardless of our corporate structure, our culture and our team’s ability to execute have always been the keys to our success — this remains unchanged.

•	Moreover, BPEA has an exemplary track record of valuing innovative and talented global teams, as well as supporting and empowering the businesses in which it invests, and we expect our employees to have significant growth opportunities as part of BPEA. This sentiment is consistent with the nature of our conversations with BPEA’s senior leadership over the last several weeks leading up to today’s announcement.

•	This transaction is a testament to the exceptional work our team has done over the years to foster Virtusa’s leadership position in the IT services space and BPEA recognizes that the power of Virtusa lies within our team.

•	We understand that you will have questions about what this announcement means for you. We are committed to keeping you informed and will provide additional details as we move ahead.

7)	Will our headquarters change once the transaction closes? How about our name / brand?

•	We will remain headquartered in the U.S. and continue to operate under the Virtusa name and brand.

8)	What happens between now and closing?

•	Until close, we remain an independent, publicly traded business and our strategic priorities remain squarely in focus.

•	Our accomplishments in this challenging year – including today’s announcement – would not have been possible without your amazing dedication. We must keep that focus and momentum as we charge ahead.

•	We will keep you updated as we move through this process.

9)	When is the transaction going to be finalized?

•	We expect the transaction to close in the first half of 2021, subject to the approval of Virtusa’s shareholders, customary regulatory requirements and customary closing conditions.

10)	What does it mean to become a private company?

•	When the transaction closes, which we expect to occur in the first half of 2021, subject to the approval of Virtusa’s shareholders, customary regulatory requirements and customary closing conditions, Virtusa stock will no longer be traded on Nasdaq, and each Virtusa shareholder will receive $51.35 in cash for each share of Virtusa stock that they own.

•	Virtusa will also become a wholly-owned part of BPEA.

•	We believe that operating as a private company will allow Virtusa to focus effectively on executing a long-term strategy, without certain of the commitments that are required of a public company, alongside a partner with tremendous resources and experience in the space.

11)	What do I do if I receive inquiries from outside parties?

•	Should you receive any inquiries about the transaction from the media, investors, clients or other third parties, consistent with our protocol, please do not respond, and instead direct them to Danielle Panichi (dpanichi@virtusa.com).

12)	Where can I get additional information? Who can I contact if I have more questions?

•	We will continue to keep you informed as we move through the process.

•	If you have additional questions, please don’t hesitate to reach out to the leader of your team.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC or send to the Company’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to the Company’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the Company’s website at www.virtusa.com or by contacting the Company’s Investor Relations contact at InvestorRelations@virtusa.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of the Company and their ownership of shares of the Company’s common stock is set forth in its Annual Report on Form 10-K for the year ended March 31, 2020, which was filed with the SEC on May 28, 2020 and was subsequently amended on July 29, 2020, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on August 17, 2020 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.